EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

BCB Community Bank 401 (k) Plan

We consent to the inclusion in this Registration Statement on Form S-8 of our report dated
December 30, 2011, appearing in this Annual Report on Form 11-K for BCB Community Bank 401(k) Plan for the year ended December 31, 2010.

/s/ Demetrius & Company, L.L.C.

Wayne, New Jersey
December 30, 2011